Exhibit 99.3

TESLA

TESLA MOTORS, INC.
ATTN: CORPORATE SECRETARY
3500 DEER CREEK ROAD
PALO ALTO, CA 94304

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [_], 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [_], 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13904-TBD

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TESLA MOTORS, INC.

PRELIMINARY – DO NOT USE

The Board of Directors recommends you vote FOR proposals 1 and 2:	**For**	**Against**	**Abstain**
1. A proposal to adopt the Agreement and Plan of Merger, dated as of July 31, 2016 (as it may be amended from time to time, the "**Merger Agreement**"), among Tesla Motors, Inc. ("**Tesla**"), SolarCity Corporation ("**SolarCity**"), and D Subsidiary, Inc., a wholly owned subsidiary of Tesla ("**Merger Sub**"), pursuant to which Merger Sub will merge with and into SolarCity (the "**Merger**"), with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla, and to approve the transactions contemplated by the Merger Agreement, including the Merger and the issuance of Tesla common stock, par value $0.001 per share (the "**Tesla Common Stock**"), to SolarCity stockholders pursuant to the Merger (the "**Tesla Merger and Share Issuance Proposal**").	☐	☐	☐
2. A proposal to adjourn the special meeting of Tesla stockholders (the "**Special Meeting**"), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Tesla Merger and Share Issuance Proposal.	☐	☐	☐

NOTE: If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement is available at www.proxyvote.com. E13905-TBD PRELIMINARY – DO NOT USE PROXY CARD TESLA MOTORS, INC. SPECIAL MEETING OF STOCKHOLDERS [_] This Proxy is Solicited by the Board of Directors The undersigned holder of common stock of Tesla Motors, Inc. hereby appoints [_] and [_], and each of them, as proxies with full powers of substitution and resubstitution in each, to vote on behalf of the undersigned at the Special Meeting of Stockholders to be held at [_], on [_], at [_], local time and at all postponements and adjournments thereof, as designated on the reverse side of this proxy, the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Special Meeting, including any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instruction is given, shares will be voted (i) “FOR” Proposals 1 and 2 and (ii) in the discretion of the proxy holders upon such other matters as may come before the special meeting, including any adjournment or postponement thereof. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Stockholders and the Proxy Statement of the Board of Directors. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side) V.1.1